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                                                                    Exhibit 23.2



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


   As independent public accountants, we hereby consent to the use of our reports and all references to our Firm included in or made part of the registration statement.


                                                 ARTHUR ANDERSEN LLP


Washington, D.C.
April 30, 1998